Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Pioneer Financial Services, Inc.
Kansas City, Missouri



We consent to the incorporation by reference in Registration Statement No. 333-103293 on Form S-1 and the related Prospectus dated December 11, 2003, of Pioneer Financial Services, Inc. of our report dated October 29, 2003, on our audits of the consolidated balance sheets of Pioneer Financial Services, Inc. as of September 30, 2003 and 2002, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended September 30, 2003, which report is incorporated by reference in the Annual Report on Form 10-K of Pioneer Financial Services, Inc. for the fiscal year ended September 30, 2003. We also consent to the reference to our firm under the heading "Experts" in the Prospectus to the Registration Statement.



                                              /s/ BKD, LLP
                                              -------------------------------
                                              BKD, LLP


Kansas City, Missouri
December 11, 2003